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                                                                   Exhibit 10(m)

                                                                    [California]

Recording requested by, and when recorded, please return to:

Simpson Thacher & Bartlett
  a partnership which includes
  professional corporations
425 Lexington Avenue
New York, New York  10017

ATTN: Emily R. Steinman, Esq.


THIS INSTRUMENT IS TO BE INDEXED IN THE OFFICE OF THE LOS ANGELES COUNTY RECORDS AS BOTH A DEED OF TRUST AND A FIXTURE FILING





                          DEED OF TRUST, ASSIGNMENT OF
                           RENTS AND LEASES, SECURITY
                          AGREEMENT AND FIXTURE FILING


                                      from


                         EV INTERNATIONAL, INC., Grantor


                                       to


                    CHICAGO TITLE INSURANCE COMPANY, Trustee
                                 for the use and
                                   benefit of

         THE CHASE MANHATTAN BANK, as Administrative Agent, Beneficiary


                          DATED AS OF FEBRUARY 10, 1997
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                                                                    [California]



                       DEED OF TRUST, ASSIGNMENT OF RENTS
                AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING



                  THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING, dated as of February 10, 1997 is made by EV INTERNATIONAL, INC., a Delaware corporation, as successor by merger and name change to LFE Corporation ("GRANTOR"), whose address is 600 Cecil Street, Buchanan, Michigan 49107, to CHICAGO TITLE INSURANCE COMPANY, a California corporation, ("TRUSTEE") whose address is 700 South Flower, Suite 900, Los Angeles, CA 90017 for the use and benefit of THE CHASE MANHATTAN BANK, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017, as Administrative Agent (in such capacity, "BENEFICIARY") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement dated as of February 10, 1997, (as the same may be amended, supplemented, waived or otherwise modified from time to time the "SENIOR SECURED CREDIT AGREEMENT") among Gulton Acquisition Corp., a Delaware corporation ("BORROWER"), the Lenders and Beneficiary. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Senior Secured Credit Agreement.

                                   Background

                  A. Gulton Holdings Corp., a Delaware corporation which, on or after the Effective Date, will be renamed EVI Audio Holding, Inc. ("HOLDINGS") and Borrower, its direct Wholly Owned Subsidiary, are newly formed companies organized by an investor group led by Greenwich Street Capital Partners, Inc., a Delaware corporation ("GSCP").

                  B. Borrower acquired Gulton Industries Inc., a Delaware corporation ("GII") which was a subsidiary of Mark IV Industries, Inc. ("MARK IV") through the purchase from Mark IV and Mark IV PLC of the capital stock of GII (the
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"ACQUISITION") pursuant to the Stock Purchase Agreement, dated as of December
12, 1996, by and among Mark IV, Mark IV PLC and Borrower (as amended, supplemented, waived or otherwise modified from time to time in accordance with the Senior Secured Credit Agreement, the "STOCK PURCHASE AGREEMENT").

                  C. Borrower merged with and into GII (the "FIRST MERGER"), and GII as surviving corporation of the First Merger merged (the "SECOND MERGER"; the First Merger together with the Second Merger, the "MERGERS") with and into Electro- Voice, Incorporated, a Delaware corporation and a Wholly Owned Subsidiary of GII, which was thereupon renamed EV International, Inc.

                  D. In order to (i) finance a portion of the Acquisition Consideration, (ii) refinance a portion of the existing indebtedness of GII and its subsidiaries, (iii) pay certain fees, taxes and expenses related to (x) the Acquisition and the financing thereof and (y) the refinancing of such existing indebtedness of GII and its subsidiaries and (iv) finance the working capital and other business requirements of Grantor and its subsidiaries following the consummation of the Acquisition and the Merger, Acquisition Co. has requested that the Lenders make the Loans and issue and participate in the Letters of Credit in accordance with the terms of the Senior Secured Credit Agreement.

                  E. Grantor is the owner of the parcel(s) of real property described on Schedule A attached hereto (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

                  F. Pursuant to the terms of the Senior Secured Credit Agreement, the Lenders have agreed, among other things, to make the Loans and the Issuing Lender has agreed to issue, and the L/C Participants have agreed to acquire undivided participating interests in, the Letter(s) of Credit for the account of the Borrower upon the terms and subject to the conditions set forth in the Senior Secured Credit Agreement which conditions include the grant by Grantor to Beneficiary of a first lien upon and perfected security interest in, among other things, all estate, right, title and interest of Grantor in and to the Real Estate pursuant to the terms hereof.

                  G. Grantor is the successor by merger to Borrower, and it is to the advantage and benefit of Grantor that the Lenders make the Loans to Borrower.

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                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

                  (a) the repayment of principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans (as they may be evidenced by the Notes from time to time) and all other obligations (including the Reimbursement Obligations) and liabilities of Grantor to Beneficiary, the Issuing Lender and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Secured Credit Agreement, the Loans, the Letters of Credit, the Security Documents, any Guarantee Obligation of Grantor as to which any Lender is a beneficiary, any Permitted Hedging Arrangement with any Lender or any banking affiliate of any Lender (whether entered into directly, or guaranteed, by Grantor), the Guarantee and Collateral Agreement dated as of February 10, 1997 between Grantor, Holdings and Beneficiary (the "GUARANTEE") or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender or any Lender that are required to be paid by any Loan Party pursuant to the Senior Secured Credit Agreement) (the items set forth above being referred to collectively as the "INDEBTEDNESS"); and

                  (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "OBLIGATIONS") under or pursuant to the provisions of the Senior Secured Credit Agreement, the Loans, this Deed of Trust, the Guarantee, any other document securing payment of the Indebtedness (the "SECURITY DOCUMENTS") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Senior Secured Credit Agreement, the Loans, the Letters of Credit, this Deed of Trust, the Guarantee and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be

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         amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "LOAN DOCUMENTS");

GRANTOR HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE, THE FOLLOWING:

                  (A) the Real Estate;

                  (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (D) all right, title and interest of Grantor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of

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         every kind and description (all of the foregoing in this paragraph (D)
         being referred to as the "EQUIPMENT");

                  (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials to be used by Grantor whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

                  (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "RENTS");

                  (G) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

                  (H) all right, title and interest of Grantor, to the extent assignable, in and to (i) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment, (ii) any such insurance policies, (iii) all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below, and (iv) all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

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                  (I) all right, title and interest of Grantor, to the extent assignable, in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and
         (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

                  (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;

                  (K) all accounts and revenues arising from the operation of the Improvements; and

                  (L) all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "TRUST PROPERTY").

                  TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed or as otherwise expressly provided in the Section of this Deed of Trust entitled "Release of Deed of Trust".

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                              Terms and Conditions

                  Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

                  1. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust and Liens expressly permitted under the Senior Secured Credit Agreement (collectively, the "PERMITTED EXCEPTIONS") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.

                  2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Senior Secured Credit Agreement and shall perform all the Obligations.

                  3. Requirements. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "LEGAL REQUIREMENTS".

                  (b) From and after the date of this Deed of Trust, except as expressly permitted under the Senior Secured Credit Agreement or herein, Grantor shall not by

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act or omission permit, other than Permitted Exceptions, any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

                  4. Payment of Taxes and Other Impositions. (a) Except as expressly permitted under the Senior Secured Credit Agreement, Grantor, prior to delinquency, shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Grantor shall within 30 days after the request of Beneficiary deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks or other evidence of payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary in its reasonable discretion showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                  (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest described in paragraph 4.1(c) of the Senior Secured Credit Agreement (the "DEFAULT RATE"). Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be
(i) a charge on the Premises

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secured hereby prior to any right or title to, interest in, or claim upon the
Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

                  (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

                  (d) Grantor shall have the right pursuant to subsection 7.3 of the Senior Secured Credit Agreement to contest in good faith to the amount or validity of any Imposition by appropriate proceedings diligently conducted with reserves in conformity with GAAP, provided that Grantor shall demonstrate to Beneficiary's reasonable satisfaction that such proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings.

                  (e) Upon written notice to Grantor, Beneficiary during the continuance of an Event of Default (as defined below) shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds but Grantor shall be entitled to interest thereon at a rate mutually agreed upon by Grantor and Beneficiary.

                  5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

                  (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss (provided, however, that the maintenance of insurance against earthquake, windstorm, flood and freeze risks shall be subject to availability of such insurance coverage on commercially reasonable terms). The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss (other than with respect to flood and earthquake coverage which shall be reinstated on a commercially reasonable basis);

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                  (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage, relating to any one occurrence plus such excess limits as Beneficiary shall reasonably request from time to time;

                  (iii) when and to the extent reasonably required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                  (iv) during the course of any construction or repair of Improvements, commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury and death, and property damage resulting from Grantor's negligence or other behavior for which Grantor may be adjudged tortiously liable, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                  (v) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts no less than the limits established by law or in the case of employer's liability insurance, no less than $500,000, provided that Grantor may self-insure any or all workers' compensation liabilities;

                  (vi) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value property insurance form

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         against "all risks of physical loss" (subject to standard policy exclusions), including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Beneficiary in its reasonable discretion, in reporting form, covering the total replacement value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction); provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms;

                  (vii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, in such amounts as are reasonably satisfactory to Beneficiary but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                  (viii) if any portion of the Premises are located in an area identified in the Federal Register as having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, flood insurance covering any parcel of the Trust Property which contains improvements in an amount satisfactory to Beneficiary in its reasonable discretion, but in no event less than the maximum limit of coverage available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended and with a term ending not later than the maturity of the Indebtedness and Beneficiary shall receive confirmation that Grantor has received the notice required pursuant to Section 208.8(e)(3) of Regulation H of the Board of Governors of The Federal Reserve System; and

                  (ix) such other insurance in such amounts as Beneficiary may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or, in the case of property and boiler and machinery insurance, materially amended without 30-days' prior written notice to Beneficiary, (ii) with respect to all property insurance, subject to availability on commercially reasonable terms, provide for deductibles not to exceed $250,000, other than with respect to (a) flood, freeze, windstorm and earthquake perils for which deductibles shall not exceed the greater of $500,000 or 5% of values at risk per

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location involved in loss and (b) boiler and machinery coverage for which deductibles shall not exceed the greater of $500,000 or five times 100% of the daily time element value, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Beneficiary in its reasonable discretion), with loss payable solely to Beneficiary (modified, if necessary and to the extent available under such policy, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Beneficiary in its reasonable discretion and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher and a financial size category of not less than VII, or otherwise as approved by Beneficiary in its reasonable discretion and (iii) contain a "manuscript" endorsement providing that Grantor may not unilaterally cancel such policy without Beneficiary's prior written consent. Liability insurance policies shall name Beneficiary as an additional insured and contain a waiver of subrogation against Beneficiary; all such policies shall indemnify and hold Beneficiary harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Beneficiary in its reasonable discretion. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Grantor shall immediately obtain new or additional insurance satisfactory to Beneficiary in its reasonable discretion. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects in its reasonable discretion.

                  (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary in its reasonable discretion, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than seven days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or certificates of insurance acceptable to Beneficiary, in its reasonable discretion, or duplicate original or originals thereof. Upon the reasonable request of Beneficiary, Grantor shall cause its insurance underwriter or broker to certify to

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Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

                  (c) If Grantor is in default of its obligations to insure or deliver any such policy or policies, or certificates of insurance acceptable to Beneficiary, in its reasonable discretion, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

                  (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the Morgan & Swift Building Cost Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

                  (e) Grantor promptly shall in all material respects comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

                  (f) (i) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall promptly give notice thereof to Beneficiary.

                  (ii) If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair such damage to the extent required by subsection 7.5 of the Senior

         Secured Credit Agreement regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair.

                  (iii) If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the limit in
         Section 5(f)(ii) above, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's reasonable expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property to the extent required by subsection 7.5 of the Senior Secured Credit Agreement, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to such repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all reasonable costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, the Senior Secured Credit Agreement or the other Loan Documents, to fulfill any other Obligation of Grantor, to the restoration or repair of the property damaged, or released to Grantor. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on the Loans shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments. In the event Beneficiary elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property to the extent required by subsection 7.5 of the Senior Secured Credit Agreement.

                  (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies then in force, to the extent assignable or transferable, shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                  (h) Upon written notice to Grantor, Beneficiary, during the continuance of an Event of Default, shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds but Grantor shall be entitled to interest thereon at a rate mutually agreed upon by Grantor and Beneficiary.

                  (i) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits and aggregates in such blanket policy applicable to the Premises and the other Trust Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above (subject to applicable sublimits and aggregates) and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property (subject to applicable sublimits and aggregates).

                  6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Senior Secured Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.

                  7. Due on Sale and Other Transfer Restrictions. Except as may be otherwise expressly permitted under the Senior Secured Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

                  8. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. To the extent required under subsection 7.5 of the Senior Secured Credit Agreement, Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever to a condition substantially equivalent to its condition prior to the damage or destruction. Except as permitted by the Senior Secured Credit Agreement, the Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary, provided that Grantor may make alterations or additions without the consent of Beneficiary that do not materially reduce the value of the Trust Property.

                  (b) Beneficiary and any persons authorized by Beneficiary shall, upon reasonable notice and at any reasonable time, have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies, to the extent reasonable, of all books, contracts and records of Grantor relating to the Trust Property.

                  (c) Except as permitted under subsection 7.3 of the Senior Secured Credit Agreement, Grantor shall pay or cause to be paid prior to delinquency, all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

                  9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an Event of Default. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be applied in the same manner as insurance proceeds, and to the extent such awards and proceeds exceed $1,000,000 and no Event of Default shall have occurred and be continuing, such awards and proceeds shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above in subsection 5(f)(iii) above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

                  10. Restoration. If Beneficiary elects or is required hereunder to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed in accordance with such conditions as Beneficiary shall impose in its reasonable discretion, and as are customarily imposed by construction lenders.

                  11. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Trust Property, except for Permitted Exceptions and except as may be otherwise expressly permitted under the Senior Secured Credit Agreement.

                  (b) As to any Lease consented to by Beneficiary under subsection 11(a) above, Grantor shall:

                  (i) promptly perform in all material respects all of the provisions of the Lease on the part of the lessor thereunder to be performed;

                  (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

                  (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

                  (iv) exercise, within 5 business days after a reasonable request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

                  (v) promptly deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

                  (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

                  (vii) promptly deliver to Beneficiary, upon Beneficiary's reasonable request, if permitted under such Lease, an assignment of the Grantor's interest under such Lease.

                  (c) Grantor shall deliver to Beneficiary, within 10 business days after a reasonable request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by such other information as Beneficiary may reasonably request.

                  (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

                  (e) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, and if provided, at such lessee's request, with a nondisturbance agreement from Beneficiary or such person, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections
(d)-(e) of this Section and language to the effect that if any act or omission of Grantor would give any lessee under such Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                  12. Further Assurances/Estoppel Certificates. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

                  13. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

                  14. Events of Default. The occurrence of an Event of Default under the Senior Secured Credit Agreement shall constitute an Event of Default hereunder.

                  15. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Indebtedness and all other amounts payable with respect to the Loans, the Letters of Credit, the Senior Secured Credit Agreement, this Deed of Trust and the other Security Documents shall become due and payable as provided in the Senior Secured Credit Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                  (i) Enter upon and take possession of the Trust Property or any part thereof, with or without legal action, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Property, or any part thereof or the value of this Deed of Trust (including, without limitation, entering into new leases of all or any part of the Trust Property) and, with or without taking possession of the Trust Property, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees, upon the Indebtedness, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of rents, issues or profits, Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law.

                  (ii) Bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to enforce any of the covenants, terms or conditions hereof and Beneficiary shall have the right to specific performance, injunction and any other equitable right or remedy as though other remedies were not provided in this Deed of Trust.

                  (iii) Elect to cause the Trust Property or any part thereof to be sold as follows, Grantor hereby expressly waiving any right which it may have to direct the order in which any of the Trust Property may be sold:

                  (a) Beneficiary may proceed as if all of the Trust Property were real property, in accordance with subparagraph (c) below, or Beneficiary may elect to treat any of the Trust Property which consists of personal property, in accordance with the Section of this Deed of Trust entitled "Security Agreement Under Uniform Commercial Code", separate and apart from the sale of real property, the remainder of the Trust Property being treated as real property;

                  (b) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest;

                  (c) Should Beneficiary elect to sell the Trust Property upon which Beneficiary elects to proceed under the laws governing foreclosure of or sales pursuant to Deeds of Trust, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Trustee, at the time and place specified by the notice of sale, shall sell such Trust Property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of the Section of this Deed of Trust entitled "Right of Beneficiary to Credit Sale". Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Property consists of several lots or parcels, Beneficiary may elect to sell the Trust Property either as a whole or in separate lots or parcels. If Beneficiary elects to sell in separate lots or parcels, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Grantor, Trustee or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession;

                  (d) In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as an Event of Default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payments of purchase money, and any other fact affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein;

                  (e) Beneficiary and/or Trustee shall apply the proceeds of any sale or disposition hereunder in the order as provided in the Section of this Deed of Trust entitled "Sale of the Properties; Application of Proceeds"; and

                  (iv) Exercise all other rights and remedies provided herein, in the other Loan Documents or otherwise available at law or equity.

                  16. Sale of the Properties; Application of Proceeds. (a) Subject to the requirements of applicable law, the proceeds or avails of any foreclosure sale and all moneys received by Beneficiary pursuant to any right given or action taken under the provisions of this Deed of Trust shall be applied as follows:

                  First: To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made, and in addition thereto, reasonable compensation to Beneficiary, its agents and counsel, and all actual out of pocket expenses, advances, liabilities and sums made or furnished or incurred by Beneficiary or the holder of this Deed of Trust under this Deed of Trust and the other Loan Documents, together with interest at the Default Rate (or such lesser amount as may be the maximum amount permitted by law), and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Trust Property shall have been sold;

                  Second: To the payment of the aggregate amount when due, owing and unpaid (whether by acceleration or otherwise) upon the Indebtedness for principal and interest; and in case such proceeds shall be insufficient to pay in full the whole aggregate amount so due and unpaid, then first, to the payment of all amounts of interest at the time due and payable on the Indebtedness, without preference or priority of any installment of interest over any other installment of interest, and with payment of interest on the Notes and other instruments evidencing the Indebtedness being applied pro rata based on the amount of interest then due pursuant to the Notes, the Senior Secured Credit Agreement and other instrument evidencing the Indebtedness, and second, to the payment of all amounts of principal, with payment of principal due under the Notes, the Senior Secured Credit Agreement and other instruments evidencing the Indebtedness being applied pro rata based on the amount of principal due under the Notes, the Senior Secured Credit Agreement and other instrument evidencing the Indebtedness; all such payments of principal and interest to be made ratably to the holders entitled thereto.

                  Third: To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Deed of Trust, or any other Loan Document.

                  Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

                  17. Trustee's Powers and Liabilities.

                  (a) Powers of Trustee. At any time or from time to time, without liability therefor and without notice, upon the written request of Beneficiary and presentation of the Notes and the other instruments evidencing the indebtedness and this Deed of Trust for endorsement, without affecting the personal liability of any person for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust upon the Trust Property for the full amount of all amounts secured hereby, Trustee may (i) reconvey all or any part of the Trust Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or
(iv) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

                  (b) Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Notes and the other instruments evidencing the Indebtedness to Trustee for cancellation and retention, and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in any such reconveyance of any matters or facts shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

                  (c) Trustee Notice. Trustee is not obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party, unless brought by Trustee.

                  (d) Compensation and Indemnification of Trustee. Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trusts hereby created and Grantor hereby agrees to pay the same. Trustee shall be indemnified, held harmless and reimbursed by Grantor for any liability, damage or expense, including reasonable attorneys' fees and amounts paid in settlement, which Trustee may incur or sustain in connection with this Deed of Trust or in the doing of any act which Trustee is required or permitted to do by the terms hereof or by law.

                  (e) Substitute Trustees. Beneficiary may substitute the Trustee hereunder in any manner now or hereafter provided by law, or in lieu thereof, Beneficiary may from time to time, by an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties where the Trust Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall thereupon, and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties. Such instrument must contain the name of the original Grantor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded, the legal description of the Land and the name and address of the new Trustee.

                  (f) Acceptance by Trustee. The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

                  (g) Trust Irrevocable; No Offset. The trust created hereby is irrevocable by Grantor. No offset or claim that Grantor now or may in the future have against Beneficiary shall relieve Grantor from paying installments or performing any other obligation herein or secured hereby.

                  (h) Corrections. Grantor will, upon request of Beneficiary or Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgement hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Beneficiary or Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interests hereby created any of Grantor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

                  18. Request for Notice. In accordance with California Civil Code Section 2924b, a request is hereby made by Grantor that a copy of any notice of default and a copy of any notice of sale under this Deed of Trust be mailed to Grantor at Grantor's address set forth in the first paragraph of this Deed of Trust.

                  19. Successor Grantor. In the event ownership of the Trust Property or any portion thereof becomes vested in a person other than the Grantor herein named, Beneficiary may, without notice to the Grantor herein named, whether or not

Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Deed of Trust and the Indebtedness and the Obligations, and in the same manner as with the Grantor herein named, without in any way vitiating or discharging Grantor's liability hereunder or under the Indebtedness and the Obligations.

                  20. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Notes and other instruments evidencing the Indebtedness and any and all documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                  21. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, without requiring the posting of a surety bond and without reference to the adequacy or inadequacy of the value of the Trust Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Indebtedness, and whether or not waste has occurred with respect to the Trust Property. Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

                  22. Extension, Release, etc. (a) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Indebtedness outstanding.

                  (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose this Deed of Trust.

                  (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.

                  23. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the State in which the Trust Property is located, and Grantor hereby grants a security interest in all of the personal property of Grantor described in the Granting Clauses of this Deed of Trust. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Beneficiary's request, during the continuance of an Event of Default, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

                  (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

                  (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary in its reasonable discretion, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by

Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

                  24. Assignment of Rents. Grantor hereby absolutely and unconditionally assigns, transfers, conveys and sets over to Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents, letting the Trust Property or any part thereof or applying the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  25. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary under which such security deposits are held, which statement shall be certified by Grantor.

                  26. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

                  27. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

                  28. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when served in the same manner as set forth for notices in the Senior Secured Credit Agreement. The Trustee's address for notices shall be the Trustee's address given on the first page of this Deed of Trust.

                  29. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

                  30. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

                  31. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

                  32. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this

Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                  33. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                  34. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

                  35. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

                  36. Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Grantor expressly acknowledges that by its terms the Senior Secured Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                  37. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein.

                  38. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any successor Administrative Agent," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the word "Notes" shall mean "the notes that may from time to time be given pursuant to the terms of the Senior Secured Credit Agreement or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  39. Reconveyance of Deed Of Trust. Upon payment in full of the Indebtedness, the termination of all Commitments under the Senior Secured Credit Agreement secured hereby and the compliance with the Obligations then required to be complied with, Beneficiary shall release the encumbrance of this Deed of Trust. If any of the Trust Property shall be sold, transferred or otherwise disposed of by Grantor in a transaction expressly permitted by the Senior Secured Credit Agreement, then Beneficiary shall execute and deliver, and shall cause Trustee to execute and deliver to Grantor (at the sole cost and expense of Grantor) all releases, reconveyances or other documents reasonably necessary or desirable for the release of such Trust Property from the encumbrance of this Deed of Trust.

                  40. Conflict With Senior Secured Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Deed of Trust and the terms and provisions of the Senior Secured Credit Agreement, the terms and provisions of the Senior Secured Credit Agreement shall govern, other than with respect to the Section of this Deed of Trust captioned "Governing Law, etc.". By their execution of the Senior Secured Credit Agreement, each Lender hereby agrees that it shall not have the right to institute any suit for enforcement of Notes or any other Indebtedness secured by this Deed of Trust or any other Security Document, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Deed of Trust or any other Security Document or impede or delay the enforcement of the Lien of this Deed of Trust or any other Security Document.

                  41. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

                  This Deed of Trust has been duly executed by Grantor as of the date first above written.


Signed, sealed and                     EV INTERNATIONAL, INC.
delivered in our
presence:                               By: /s/ CHRISTINE K. VANDEN BEUKEL
                                           -------------------------------------
                                        Name: Christine K. Vanden Beukel
                                        Title:  Vice President, Secretary and
                                                 Treasurer
/s/ GINGER BALLARD
---------------------------
Name:  Ginger Ballard

/s/ ARON GOSER
---------------------------
Name:  Aron Goser

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )



                  On this 10th day of February in the year 1997 before me, Nancy Lomazzo, a Notary Public of said State, duly commissioned and sworn, personally appeared Christine K. Vanden Beukel, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as vice president, secretary and treasurer, or on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

                  In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                       /s/ NANCY L. LOMAZZO
                                       -----------------------------------------
                                       Notary Public

                                                [Notarial Stamp]

                                                        NANCY L. LOMAZZO
                                                Notary Public, State of New York
                                                         No. 31-5061123
                                                 Qualified in New York County
                                                Commission Expires June 3, 1998

CERTIFICATION PURSUANT TO CALIFORNIA GOVERNMENT CODE 27361.7:


I certify under penalty of perjury that the notary seal and stamp on the document to which this statement is attached reads as follows:

Name of Notary: Nancy L. Lomazzo
                ---------------------------------

Date Commission Expires:  June 3, 1998
                          -----------------------

County where qualification
or bond is filed:  New York County, New York
                   ------------------------------

Place of execution:  New York County, New York
                     ----------------------------


Signature:  /s/ NANCY L. LOMAZZO
            -------------------------------------
             Print Name:  Nancy L. Lomazzo

                                                          9130 Glenoaks Blvd.
                                                          Sun Valley, CA  91352
                                                          Los Angeles County

                                   Schedule A

                                Legal Description

LOT 1 OF TRACT 31653, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 868 PAGES 18 AND 19 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.